Exhibit 35.2

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2025-2 for the period beginning April 1, 2025 and ending December 31, 2025, (the “Report”), the undersigned, a duly authorized officer of Santander Bank, N.A. (the “Servicer”), does hereby certify and represent that:

1.

A review of the activities and performance of the Servicer under the Servicing Agreement, dated as of March 26, 2025, among the Servicer (as successor to Santander Consumer USA Inc.), Santander Consumer USA Inc., as administrator and sponsor, Santander Drive Auto Receivables Trust 2025-2 and Citibank, N.A. (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

By:	/s/ Craig Shmoldas
Name:	Craig Shmoldas
Title:	Senior Vice President
Date:	March 26, 2026

By:	/s/ Jonathan Watson
Name:	Jonathan Watson
Title:	Treasurer and Executive Vice President
Date:	March 26, 2026

By:	/s/ Corey Henry
Name:	Corey Henry
Title:	Senior Vice President
Date:	March 26, 2026